CONFIDENTIAL

                        As Filed with the Securities and
                     Exchange Commission on November 1, 1996
                         Registration No. 33-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933



                            ADVANCED FINANCIAL, INC.
                ---------------------------------------------
               (Exact Name of Issuer as specified in its charter)

     DELAWARE                                         84-1069415
     (State of Incorporation)                         (IRS Employer
                                                      Identification No.)


                                 5425 Martindale
                              Shawnee, Kansas 66218
                    (Address of Principal Executive Offices)


                       Two Consulting Services Agreements,
                       one with Amber Capital Corporation
              and one with National  Producers  Alliance Group Ltd.,
             dated July 25, 1996, and October 1, 1996, respectively
                            (Full Title of the Plans)

                                                                       Copy to:
Norman L. Peterson, Chairman                              Donald G. Davis, Esq.
5425 Martindale                                              Davis & Associates
Shawnee, Kansas 66218                        300 South Grand Avenue, Suite 1400
Telephone (913) 441-2466                          Los Angeles, California 90071
Facsimile (913) 441-3284                               Telephone (213) 680-9900
                                                       Facsimile (213) 680-4406
(Name, address and telephone
number of Agent for Service)





                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
Title of Securities           Amount to be          Proposed Maximum         Proposed Maximum           Amount of
to be Registered               Registered           Offering Price          Aggregate Offering        Registration
                                                        Share                                             Fee
--------------------------------------------------------------------------------------------------------------------
Common Shares                  (1) 500,000             (2) 1-3/8                 $687,500             (3)$208.33
($.001 par value)
=====================================================================================================================


This Registration Statement, including exhibits, consists of 29 sequentially numbered pages. The Index to Exhibits appears on sequentially numbered page 10.





----------------------
(Footnotes)

(1) Shares registered are to be issued pursuant to two Consulting Services Agreements, each dated July 25, 1996, by and between the Company and Amber Capital Corporation, and the Company and Investor Resource Services, Inc., respectively.

(2) Estimated as of October 30, 1996 pursuant to Rule 457 solely for the purpose of calculating the amount of the registration fee.

(3) Pursuant to General Instruction E, the registration fee paid in connection herewith is based on the maximum aggregate price at which securities covered by this registration statement are proposed to be offered.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

Item 1.    Plan Information.
           -----------------

Item 2.    Registrant Information
           -----------------------

     The  information  required  by  Items  1 and 2 of  Part  I,  to the  extent
applicable,    is    included    in    documents    sent   or   given   to   the
participants/consultants.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.    Incorporation of Certain Documents by Reference

     The  following  specific  documents  of  Advanced   Financial,   Inc.  (the
"Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since March 31, 1996, the end of the fiscal year covered by the Company's Annual Registration Statement filed on Form 10- KSB.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10-KSB filed under the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such description.

         (d)      A   Registration   Statement  on  Form  S-1  filed  under  the
                  Securities Act of 1933, on September 3, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities
           -------------------------

     Not applicable:  The class of securities to be offered is registered  under
Section 12 of the Securities Exchange Act of 1934.


Item 5.    Interests of Named Experts and Counsel.
           ---------------------------------------

     Not applicable.


Item 6.    Indemnification of Directors and Officers
           -----------------------------------------

         1. The Delaware General Corporation Law, under which the Company is incorporated, gives a corporation the power to indemnify any of its directors, officers, employees, or agents who are sued by reason of their service in such capacity to the corporation provided that the director, officer, employee, or agent acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action, he must have had no reasonable cause to believe his conduct was unlawful.

     2. The Company's Certificate of Incorporation provides for indemnification of officers and directors as follows:

     Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Item 7.    Exemption from Registration Claimed
           -----------------------------------

     Not applicable.


Item 8.    Exhibits
           --------

     See the Exhibit Index at page 10 of this Registration Statement.


Item 9.    Undertakings
           ------------

     A. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the even that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shawnee, State of Kansas, on the 28th day of October, 1996.

ADVANCED FINANCIAL, INC.



By /s/ William E. Moffatt
   -----------------------
   William E. Moffatt
   President and
   Chief Executive Officer

Signature                           Title                           Date
---------                           -----                           ----


/s/ Norman L. Peterson         Chairman,                       October 10, 1996
----------------------         Director                                --
Norman L. Peterson


/s/ William E. Moffatt         President and Chief             October 10, 1996
-----------------------        Executive Officer/                       --
William E. Moffatt             Director


/s/ Deborah K. Towery          Chief Financial Officer         October 10, 1996
---------------------                                                  --
Deborah K. Towery


/s/ Daniel Starozewski         Director                        October 15, 1996
----------------------                                                 --
Daniel Starozewski


                               Director                        October   , 1996
-------------------                                                    --
Steven A. White


/s/ Thomas G. Schleich         Director                        October 17, 1996
----------------------                                                 --
Thomas G. Schleich

                                INDEX TO EXHIBITS
                                -----------------

Exhibit                                                    Sequentially
Number                  Description                        Numbered Page
------                  -----------                        -------------

3.1            Certificate of Incorporation
               of Registrant
               (Incorporated by reference to
               Exhibit 3.1 to the Company's
               Registration Statement on
               Form S-2 filed with the
               Securities and Exchange
               Commission on January 31, 1992)

3.2            Certificate of Amendment to
               the Certificate of Incorporation
               of Registrant
               (Incorporated by reference to
               Exhibit 3.2 to the Company's
               Registration Statement on
               Form S-2 filed with the
               Securities and Exchange
               Commission on January 31, 1992)

3.3            Bylaws of Registrant
               (Incorporated by reference to
               Exhibit 3.3 to the Company's
               Registration Statement on Form S-2
               filed with the Securities
               and Exchange Commission on
               January 31, 1992)

3.4            Specimen common stock certificate
               of $.001 par value Common Stock
               (incorporated by reference to
               Exhibit 4.1 to the Company's
               Registration Statement on Form S-2
               filed with the Securities
               and Exchange Commission on
               January 31, 1992)

Exhibit                                                      Sequentially
Number                  Description                          Numbered Page
------                  -----------                          -------------

4.1            Consulting Services Agreement dated                12
               July 25, 1996, between Registrant
               and Amber Capital Corporation

4.2            Consulting Services Agreement dated                18
               July 25, 1996, between
               Registrant and National Producers
               Alliance Group Ltd.

5.1            Opinion of Law Offices of                          24
               Davis & Associates

24.1           Consent of KPMG Peat Marwick, LLP                  27
               Certified Public Accountants

24.2           Consent of Law Offices of                          29
               Davis & Associates